CREDIT TRANSFER AND EQUITY TRANSFER AGREEMENT

Dated: December 20, 2007.

Between the undersigned, being one party MIURA ENTERPRISES, corporation created according to the laws of the Dominican Republic , with its domicile in the Dominican Republic, duly represented by its director, Mr. Simon Shaw, who will be referred herein as MIURA.

And from the other party, MIT HOLDINGS INTERNATIONAL, corporation created according to the laws of Georgia, with its domicile in Georgia, duly represented by its director, Mr. William C. Parker, who will be referred herein as MIT;

(whenever is mentioned "the parties" or "parties", it will be considered as MIURA and MIT jointly)

WHEREAS: The parties are corporations or other legal entities, duly organized, validly existing and in good standing under the laws of their respective incorporation places in this world.

WHEREAS: The parties being represented, has power and legal capacity to execute and deliver this agreement and to consummate the transactions and to perform its obligations hereunder, thus this entire agreement constitutes the legal, valid and binding obligation of in accordance with its respective terms for the parties.

WHEREAS: The parties declares that neither the execution and delivery of this agreement, nor the carrying out of the transaction contemplated hereby will violate or conflict with any of the terms, conditions or provisions of the by-laws or articles of incorporation (or equivalents thereof) of the parties as currently in effect. The execution and delivery of this Agreement by Sellers and the performance of their

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obligations hereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which the parties has been part of; thus will not affect, nor conflict with, in a way that will result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, in each case except to the extent that such violation, default or breach could not reasonably be expected to affect the enforceability of this Agreement or the performance of its obligations hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

ART.1: OBJECT OF THE CONTRACT:

a. MIURA transfers eighteen percent (18%) of its equity to MIT of its total authorized shares. For the acquisition of said 18% MIT transfers to MIURA the receivables described in appendix A, with a global amount, referential of USD$2,416,500[1]. These receivables are debts owed by REDIFAR, S.A., and or any related companies or persons for goods and services previously provided by MIT.

b. In addition to the 18% equity received by MIT, it will be entitled to receive 80% of all recovered amounts, less operating expenses incurred in the collection process. MIT will provide MIURA the amount of US$15,000 to cover expected initial expenses.

c. In order to guarantee the efficiency of the credit collection, MIT delivers to MIURA all the originals of all documents that contains the credit or supports them. The list of these documents is indicated in the appendix of this contract. MIT guarantees that these credits are effective and are liquid and certain.

[1] Parties acknowledges that this amount might be higher. They consent to this agreement no matter the increase it might experience, declaring that the counterparts received are enough and satisfies their will.

d. MIURA will fulfill the requirements of the article 1690 of the Civil Code, in which concerns the notification of this cession to the debtor, in order to make it opposable to him. For this purposes the parties agree to sign a simple document making reference to the cession, and acknowledge that said document will be the one enforceable to the debtor. Nonetheless all obligations and rights, for the parties, are those indicated in the present document, thus the "notification document" will be only for the purposes of article 1690 and the debtor of the transferred credits.

e. Parties declare that from the date of this contract, MIT will not do anything that could harm the credit, nor pursuit it directly; thus for now on, MIURA will be the only one with authority to collect the credits transferred herein, and entitle to pursuit in all ways that the laws accept. MIT will make available all of its resources to assist MIURA in the collection of the debt, as needed by MIURA on a timely bases.

ART 1. PARAGRAPH I:

MIURA declares that it has and / or will prepare all the corporate documents deemed necessary to fulfill the legal requirements for the equity transfer in favor of MIT, according to the law and its bylaws.

Once this resolutions are legally prepared and enforced, MIURA will have the right to claim the credits transferred.

ART. 2: MIURA will provide monthly progress reports to MIT within 05 business days of the month end. A detailed list of expenses will be provided to MIT monthly within 10 business days of the previous month end.

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ART. 3: CONFIDENTIALITY: The MIURA irrevocably agrees that it shall not disclose or otherwise reveal directly or indirectly, to any third party, any confidential information provided by MIT, or otherwise acquired, particularly, contract terms, relevant information, confidential or and/or other information, without the prior specific written consent of the MIT.

As a result of this obligation, MIURA and its employees, agents or representatives will not at any time or in any manner, directly or indirectly, use for personal benefit or divulge, disclose or communicate in any manner and information that is proprietary to MIT. All such information will be protected and treated as strictly confidential and this provision will continue to be effective after the termination of this contract.

ART 4.: MIT agrees to indemnify and hold MIURA harmless from all claims, expenses and any legal action that may be asserted against MIURA that results from the actions to recover the receivables. In case MIURA has to pay any of such amounts, MIT will have the obligation to fully reimburse those funds to MIURA immediately.

ART 5.: MIURA shall provide its services and meet its obligations under this Contact on a best efforts bases. It will work in a timely and professional manner, using knowledge and recommendations for performing the services within generally acceptable standards in the community and region.

ART. 6: This Contact may be modified or amended in writing, if the writing is signed by the obligated parties under this agreement. Facsimile signatures are valid for the purposed of this agreement.

ART. 7: Either party may not assign or transfer this Contact without the prior written consent of the non-assigning party, which approval shall not be unreasonably withheld.

Notice – Any notice or communication required or permitted under this Contact shall be given if delivered in person, certified mail, courier or acknowledged email.

ART. 8: The governing law for this agreement is the Dominican Republic law. In case of controversy, claim or dispute, the parties agrees that they shall be settled in accordance with the Dominican law and they will take their claim to the ordinary courts of the Dominican Republic.

ART 9: If one or more provisions of this Agreement are determined to be invalid, unenforceable, or otherwise violable, such a determination shall not affect the other provisions of this Agreement.

ART 10: Any of the parties will have the right to resolution of this agreement, according to the article 1184 of the Civil Code, in case of non-execution, circumvention or violation of this agreement. In such a case, the party in default will be pursued according to article 1146 and following of the Civil Code.

The parties acknowledges that they have read the foregoing agreement and that they have full and complete authority to legally execute this document, and in signal of approval the have signed it in good faith, in the city of Santo Domingo, Dominican Republic, on December five (05), of the year two thousand seven (2007).

William C. Parker

MIT HOLDINGS INTERNATIONAL

Represented by Mr. William C. Parker

S. Shaw

MIURA ENTERPRISES

Represented by Simon Shaw

DELMA D. SECKINGER
Notary Public, Chatham County, GA
My Commission Expires September 27, 2011

Delma D. Seckinger